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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF GULFMARK OFFSHORE, INC.

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         NAME OF SUBSIDIARY OR ORGANIZATION                             STATE OR COUNTRY OF INCORPORATION
-----------------------------------------------------            ------------------------------------------------
Gulf Offshore N.S. Ltd.                                                          United Kingdom

GulfMark North Sea Ltd.                                                          United Kingdom

S.E.A. Personnel Limited                                                         United Kingdom

Dianne Operating Ltd.                                                            United Kingdom

Gulf Marine Far East PTE, Ltd.                                                      Singapore

Gulf Offshore Marine International, Inc.                                             Panama

Gulf Marine do Brazil, Ltd.                                                          Brazil

Semaring Logistics (M) Sdn. Bhd.                                                    Malaysia

Chalvoyage (M) Sdn. Bhd.                                                            Malaysia

GulfMark Norge AS                                                                    Norway

Gulf Offshore Norge AS                                                               Norway

GM Offshore, Inc.                                                                   Delaware
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